Exhibit 99.2

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 1: Welcome to the D&E Communications, Inc. Annual Shareholders’ Meeting

Good Morning and welcome ladies and gentlemen to the annual shareholders’ meeting of D&E Communications.

I am Jim Morozzi, president and CEO of D&E Communications, and today, we have important information to share with you about your company. The following presentations will be filed with the United States Securities and Exchange Commission (“SEC”) on Form 8-K. It will be available on D&E’s website at www.decommunications.com and on the SEC website at www.sec.gov.

Slide 2: Disclosure Regarding Forward-Looking Statements

This is our disclosure regarding forward-looking statements. During today’s presentation, we may make forward-looking statements and this disclosure qualifies such statements.

Slide 3: Regulation G Disclosure

In the presentation, we use the operating measure Adjusted EBITDA. Adjusted EBITDA is a non-GAAP operating measure under Regulation G promulgated by the Securities and Exchange Commission. It is one of several measures that management uses to monitor performance.

Slide 4: Agenda

Our agenda today will cover four areas:

•	An overview of our 2007 Results and Strategic Direction,

•	A Financial Report from our CFO Mr. Thomas Morell,

•	Recognition of our Delivering Excellence Award winners,

•	and finally, we’ll take any questions you may have about our company.

Slide 5: Fiscal Year 2007 Results

2007 was a year of many positives. We had improvements both operationally and financially. The success we achieved was the result of continuing to focus on the operations of the business and continuing to make improvements in productivity, processes, service delivery and product introduction.

Slide 6: Maximizing Shareholder Value

We do understand that our job is to maximize shareholder value and we do that in three ways. The first is by driving operating results. By focusing on and improving the operations of the business, we improve adjusted EBITDA and net income.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

The second component is managing our capital expenditures. This is a capital intensive industry and we understand that we need to re-invest in our network for new products and services but we need to do so in a financially prudent fashion.

The third component is related to the reduction of our outstanding debt. Our charge is to continue to pay down debt and maintain an appropriate level of leverage in the business.

Slide 7: 2007 Strategic Priorities

Our strategic priorities are similar to those in prior years. First, we fundamentally believe in owning the broadband connection to the customer, whether that is a residential customer or a business customer. Broadband is key.

The second is driving profitable “on net” CLEC business. The CLEC part of our operation is an opportunity for customer growth that reaches out beyond our regulated territory and attempts to attract business customers. Profitability is enhanced by putting customers on our own network instead of reselling someone else’s network. We continue to invest in this part of the business for success.

The third is focused on improving the performance in Systems Integration and making that a key component of a comprehensive solution for our core customers. We have been working on this for several years and have made great strides in 2007 and we continue to make strides in 2008. We’ll spend more time talking specifically about Systems Integration later in the presentation.

Slide 8: 2007 Accomplishments - Financial

We had a solid year in terms of our 2007 financial performance. We improved our adjusted EBITDA in 2007 by approximately $1.4 million or almost 2.2% over 2006.

Our net income increased by over 57% for the year.

We increased our cash and our short term investments on the balance sheet by about $7 million for the year.

And just as importantly, we reduced our long term debt by $13.1 million for the year. This is an important accomplishment, because it has allowed us to improve our ratio of long term debt to adjusted EBITDA.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 9: Long Term Debt / Adjusted EBITDA

Investors, potential investors, analysts and rating agencies do place importance on a company’s leverage ratio. Looking at the slide, you’ll see three years of data – 2005 through 2007. The blue bar represents the outstanding long term debt at the end of the year, and the red bar represents the adjusted EBITDA for that same year.

At the end of 2005 our outstanding long term debt was $215.5 million and our adjusted EBITDA was approximately $61 million, so that ratio of debt to adjusted EBITDA was 3.54 times. We improved that dramatically in 2007 by bringing the long term debt down to $193.9 million while also increasing the adjusted EBITDA to $64 million. The resulting ratio is just over 3 times, which is a half of a turn improvement in the three year period.

Slide 10: Relative Stock Performance

This chart depicts the relative stock performance for D&E Communications from Dec 31, 2002 through Dec 31, 2007. It also shows the performance of the NASDAQ US index as well as the NASDAQ telecom index. This chart assumes an investment of $100 in each of these three vehicles on Dec 31, 2002 with all dividends being reinvested.

As you can see, D&E stock, shown in green, has outperformed both the NASDAQ US index and the NASDAQ telecom index through 2007. I am very pleased with the performance we had in 2007. Total shareholder return for the year, including reinvested dividends, was 18.1%.

Slide 11: Telecom Sector Performance

However, when you look at where we are in 2008, the story is a bit different. 2008 has been a challenging year for not only the stock price of D&E Communications but for many securities in the market. The combination of the subprime mortgage crisis and liquidity crunch has seriously upset the markets. Telecoms in general have had some negative price pressure. Certainly D&E Communications has seen its fair share of negative price pressure.

Examining our stock performance from April 23, 2007 to April 21, 2008, you’ll see that we are down 38.4%. Our peers are also down, although not to the same extent. For example, a panel of High Dividend RLECs is down 28.4% and a panel of conventional RLECs is down 29.7% while the RBOCs are down 6.9%.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

I cannot emphasize enough the importance of our management team staying focused on the operations of the business and not being distracted by what we’re seeing in the stock market today. We continue to generate strong adjusted EBITDA, we continue to manage our CAPEX program, and we continue to manage our long term debt. It is disappointing to me and the entire D&E team to see the share price trade where it does today, but I believe these three critical components of generating EBITDA, managing CAPEX, and paying down debt, will lead to long term shareholder value and that’s what your management team is focused on.

Slide 12: 2007 Accomplishments – Customer/Product Development

Broadband continues to be a very important component of the success of our business. In 2007, we saw broadband subscriber growth of approximately 21%. We continue to make sure that our customers understand the value and importance of a broadband connection. In our markets, we offer DSL service as well as cable modem service in our State College area. Broadband connectivity is playing a more prominent role in people’s everyday lives. Simple web surfing and email traffic is being replaced by full video and user generated content. The broadband connection is an indispensable lifeline for many people. That’s why we continue to seek as many broadband connections as possible.

With regard to “on net” CLEC lines, we now serve 34% of our CLEC customers totally on our network which is up from 30% last year. The importance of this strategy is that as we add more customers to our own network, we not only improve margins but we also improve the overall reliability and customer experience. Note that in addition to the 34% of our customers on net, an additional 60% are served through our switching platform. So in total, 94% of our CLEC customers are served through our switching platform, which means only 6% are served through a resale product where we purchase the entire service from another ILEC. While we don’t target resale lines, we do serve some customers this way. Some of our larger customers have satellite locations, such as a bank with many branches. The only way to serve the remote or satellite locations may be through a resale arrangement. Our focus, however, remains on adding more CLEC customers entirely onto our own network.

A couple notable wins for the year, which points to the fact that we continue to drive the CLEC business, include:

Good Samaritan Health System. Good Samaritan has been serving the Lebanon community for over 100 years. It is a non-sectarian, not-for-profit community hospital providing high quality acute, rehabilitative and preventive health services for the entire community. We are providing all voice services to their 11 locations in and around Lebanon, with the majority On Net.

UGI Utilities, Inc. is a natural gas and electric utility headquartered in Reading, and serves over 500,000 customers in central and eastern PA. We’ve continued to develop our business relationship with UGI and have recently installed a seven-site MPLS solution as well as a large dedicated Internet access connection. Our MPLS solution is the next generation of services we are offering to our customers who have large and growing enterprises.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Another important customer win is the High® companies, a diverse group of local businesses in manufacturing, fabrication, distribution, construction, and real estate. We are providing high capacity Internet services and point-to-point connectivity to facilitate their critical business needs.

and RAM Industrial Services of Leesport, PA, which provides sales and service of electric motors, bearings, hoists and industrial pumps. D&E delivered a fully managed WAN solution for their five locations in PA and Maryland as well as a dedicated Internet access connection. Additionally, we designed, procured, installed, and configured the necessary servers, routers, and switches.

This is an example of an MPLS solution, but more importantly it represents the combination of the sale process of access services and Systems Integration. It’s important for us as we move forward to bring these two core competencies together and to offer the full and complete solution to our enterprise customers.

In 2007 we were busy launching several new products and services. We currently offer video services in two markets, and in 2007 we rolled out high definition television programming in State College and our Buffalo Valley Telephone market. In addition to offering 14 HD channels in State College and 9 in Buffalo Valley, we also now offer personal video recorders to our video customers. In May, we will expand our HD lineup to include 20 HD channels in State College and 19 in Buffalo Valley.

We also launched four new products and services in 2007, each in some way centered on the broadband world.

Slide 13: Business Continuity & Co-Location

The first is business continuity and co-location services, fulfilling a need of enterprise customers to have a secure location to physically house their critical data infrastructure. The value proposition revolves around business continuity, disaster recovery and having a fully secure environment where enterprise customers feel confident that their critical infrastructure is being properly managed.

We have built such a facility in Lancaster County. It is a top notch, state-of-the-art data center co-location facility, a fully redundant disaster recovery site for corporate data infrastructure and it allows us to not only provide that physical infrastructure but also allows us to provide Systems Integration services such as managed services. We also have completed a second facility in State College.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 14: Wireless Metro-Ethernet

The second new product is Wireless Metro Ethernet, which is really an extension of our Metro Ethernet service, but it’s done on a wireless basis to provide for dedicated Internet access and point-to-point or point-to-multi-point VPNs (virtual private networks). Think of it as a wireless substitution for the CLEC business where the cost or the economics don’t necessarily justify the build of fiber optic or copper facilities to a customer. It is extremely reliable and an excellent solution for customers who require dedicated Internet access or point-to-point solutions.

We’ve turned up facilities in Lancaster and Reading, and we plan to turn up Harrisburg later this year. Other potential markets are under review.

Slide 15: HAYWIRE™

The third new product is Haywire™, a unique name that we hope will get people’s attention. This is in-home technical support that we are providing for customers. Think about how frustrated you have been when your laptop or PC failed, your wireless router or printer wasn’t working properly, or your system fell victim to a virus or spyware. In this day and age, when we rely and have even become dependent upon technology and the connection to the broadband world, it’s important to have a technology organization with a great reputation to help customers solve these kinds of problems.

So we launched Haywire, and we selected that name to remind customers that we can fix those types of problems that drive them haywire. Our technology experts are ready to setup, repair, and simplify home computer technologies. We provide on-site computer repair service, but we can also provide service remotely, either online or by telephone. The focus here is to market to and serve the residential or very small business customer who does not have their own IT specialist and does not have the time or expertise to fix these problems themselves.

Our focus today is in Lancaster, Berks, Lebanon, and Dauphin counties, but in the long term we do see extending the territory and leveraging our core service offerings.

Slide 16: Jazzd Interactive and On Demand Applications

The next new service is called Jazzd Interactive and On Demand applications. This is a web portal that brings together for you, as a broadband customer, a tremendous amount of information and resources right at your fingertips; everything from shopping, to news and information, to music and videos, to gaming and even coupons.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

We’re finding that this service has been very well received by our own broadband customers, but you don’t have to be a D&E broadband customer to take advantage of Jazzd Interactive. Jazzd Interactive is giving us more of a presence on the web, keeping us in front of our customers and making broadband an indispensable service. We’re also moving forward on offering On-Demand applications to our customers such as PC backup and security, remote access, content filtering, and Microsoft Exchange. All of these services will be available by June of this year.

Slide 17: Total Connections – 2007

At this point, I’d like to turn our attention to a few operating metrics of the business. Here we see the change in total connections in 2007. Total connections include all RLEC lines, CLEC lines, dial-up connections, web hosting, video connections, and DSL and high speed broadband connections.

The large blue bar on the far left is the starting point of the year with 219,017 total connections. In 2007, we did see a decline in the RLEC line count of approximately 5,200 lines. We also saw a decline in our dial-up customers of roughly 2,000 lines as we actively market to those customers in order to convert them to broadband services.

But there is growth in the business. The growth comes from web hosting, video customers, approximately 2,300 CLEC lines, and most importantly approximately 6,600 DSL/broadband connections. We ended 2007 with 221,184 total connections, representing approximately 1% growth year over year.

What this chart does not capture however is the change in private line and dedicated circuits. Business customers in the RLEC and CLEC are purchasing more dedicated circuits for data solutions. Private line and dedicated circuit revenue increased more than 12% in 2007 to approximately $15.5 million for the year.

Slide 18: Revenue Per Employee

Another operating metric used as a measure of productivity and operational effectiveness, is revenue per employee. On the left axis of this slide is revenue per employee and on the right axis the number of employees. The bars represent the rolling average monthly revenue per employee, and the blue line represents the rolling 12-month average number of employees. This chart highlights that we’ve been effective in managing staffing and in increasing the revenue per employee.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

For example, in January of 2007 we had an average of 620 employees. In December, that number declined to 538. The average monthly revenue per employee in January was $22,700. By December that revenue per employee increased to $23,600. This represents a 4% improvement.

I believe this demonstrates that we’ve continued to invest in our network, we’ve continued to invest in our back office systems. These investments allow us to be productive and cost effective, while also maintaining a high standard of customer service, quality and responsiveness.

Slide 19: Business Strategy – Systems Integration

I’d like to talk about the business strategy of Systems Integration. We have made a number of significant changes in Systems Integration in 2007 and in the last few years. As I reported last year, we have moved away from certain aspects of the business – such as the traditional voice systems equipment operation. In 2007, we’ve narrowed our scope to focus on core products and services that are important to our enterprise customers and most importantly are profitable to us.

Our strategy is to serve core customers through Support Service Contacts. Such contract work provides for more a consistent and recurring revenue stream. We attempt to do this by leveraging our relationships with key RLEC and CLEC customers that already rely on D&E for access service. A good example is the Lancaster County 911 center. D&E is Lancaster County 911’s business partner in providing critical communications. We also provide Systems Integration service using our engineers to maintain, monitor and upgrade critical elements of the 911 network.

We are supporting complex wireline and MPLS solutions. Technology is becoming much more complicated and sophisticated. As a result, we are utilizing our certified engineers and leveraging their network assessment and design skills to provide the solutions that our customers demand. As we look to build momentum, we attempt to replicate successes in areas such as security audits and penetration testing.

Systems Integration is making significant improvements. We did take a substantial non cash write down in 2007 due to our change in strategic direction to focus on serving only core customers. This write-down took all the intangible assets and goodwill that were associated with this part of the company totally off the balance sheet, so from this point forward we have a “clean” balance sheet, if you will, for Systems Integration. And we continue to see good improvement in this business.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 20: Industry Trends

In terms of industry trends, we will continue to see convergence in technology – voice, data, and video will ride over the same IP data network. We will continue to see decline in RLEC access lines. We are not unusual in seeing RLEC lines decline. Most ILECs and RLECs in this industry have experienced the same thing. We are fortunate in that our line loss is in the low single digit range, while a number of others are in the high single digit or even double digit range.

But there are opportunities given growing bandwidth demands. Bandwidth and broadband utilization are key. We continue to see the need to invest in the network because our customers continue to require more and more bandwidth for IP types of applications.

We’re moving away from our legacy transport, TDM architecture, and moving to more of an Ethernet data service platform. And we’re moving toward service and application solutions as well.

Increasingly the Internet, and connectivity to the Internet, is something that customers require. The virtualization connecting enterprise businesses together is really what matters for many larger businesses. Our VPN solution is vital not only for business but is becoming more important for consumers as well.

Slide 21: Product Strategy

As we think about product strategy, the fundamental tenet is that broadband is essential. Our product strategy is a layering that builds upon a broadband infrastructure; it all starts with the pipe of the broadband delivery. And we are clearly entrenched in that business right now with our DSL offerings, our fiber-to-the-node strategy, and our broadband wireless access services.

That core infrastructure allows us to provide data services such as MPLS, transparent LAN, dedicated Internet access, and then moving into higher tier IP/VPN services.

These are the building blocks that allow us to be able to offer Advanced Applications such as remote access, content filtering and Microsoft Exchange. This layering or building upon infrastructure, data services, application services is what allows for the notion of the interactive subscriber. Our product strategy is achieved by working with our partners who are some of the best known in the industry.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 22: Business Strategy

Our network strategy comes together with our business strategy with this next service. Taking advantage of the IP core that we’ve put into place over the last several years - the MPLS network and also the soft switch platform - we have a solution to meet the needs of growing enterprise customers. Layer 3 IP/VPN network services are the next generation data services and they allow almost any point to any point connectivity, not only with high network availability but also quality of service management.

The quality of service aspect is important because it allows the enterprise data manager or IT director to be able to determine what is most important for his or her network and prioritizing of network traffic, whether that’s voice, video, or data. Our Layer 3 service is a very flexible and scalable solution as well as a solution with increased security. Layer 3 IP VPN is a cost effective answer for enterprises and can be provided on a managed or unmanaged basis.

This service also complements what we’ve done recently in our co-location or disaster recovery facility because we are able to pull this together and offer this comprehensive solution to our enterprise customers.

A final point about this is that as we see more activity with these kinds of products and services, traditional line counts will not capture this activity. When we sell VPN services or IP based MPLS services, we are not selling lines, and therefore will not be reflected our RLEC or CLEC line count. We are now selling data circuits for data revenues, and more businesses are moving toward this model.

Slide 23: Moving Forward

Moving forward, we’ll continue to build out our state-of-the-art network. IP infrastructure is key, and it is the core. Our fiber-to-the-node strategy is an appropriate one for us. We will continue to push fiber deeper and deeper into the neighborhood to allow shorter loop lengths and faster broadband speeds. Our enhanced data offerings such as MPLS and IP/VPN are critical, as we meet the growing needs of enterprise customers, as is wireless Metro Ethernet to allow us to serve those customers that don’t economically justify a traditional facility build.

We will continue to build value in our broadband residential and business offerings with higher speeds, with business continuity and co-location services, and with IT solutions that bring a comprehensive solution to our customers.

Aligning technology with business customers’ needs must continue. The company that can do this well will be successful. We’ll do that by providing Systems Integration support to customers and leveraging new services such as Haywire and Jazzd Interactive.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

2007 had many highlights. We saw improvement in the number of broadband subscribers, the number of On Net CLEC customers, and in Systems Integration. Building on that, we look forward to challenges and opportunities in 2008 and beyond.

Slide 24: Fiscal Year 2007 Financial Report, Thomas E. Morell, Chief Financial Officer

At this point I’d like to turn it over to Mr. Thomas Morell, our CFO for the financial report.

Slide 25: Historical Financial Summary - Consolidated

As Jim mentioned, my name is Thomas Morell and I am the Chief Financial Officer of D&E Communications, Inc. (“D&E”). My first slide shows D&E’s consolidated operating revenues, adjusted EBITDA, operating income and net income for the fiscal years ended 2005, 2006, and 2007. I will concentrate on the financial results for 2007 as they compare to the results in 2006, on this slide and on the next few slides that show annual data for each of the company’s business segments.

You will note that we are showing adjusted EBITDA on this slide and throughout the financial report presentation. It is consistent with how we evaluate the performance of our business segments and we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. D&E calculates adjusted EBITDA by adding depreciation, amortization and goodwill and intangible asset impairments to operating income. As Jim noted on one of the first slides of the presentation, adjusted EBITDA is a non-GAAP measure under Regulation G of the United States Securities and Exchange Commission (SEC). In compliance with this regulation, we have provided a slide in this presentation that reconciles adjusted EBITDA to net income for each period that it has been used.

Additionally, you will see on the next two slides that our segments are Wireline, Systems Integration and Corporate and Other. Beginning in 2007, we reorganized our internal management reporting in order to better align it with our current management structure. Based on the similar nature of services and products, operating processes and service delivery methods, the RLEC, CLEC, Internet services and video operations, some of which were reported as separate segments in previous years, are now managed and reported as one segment called Wireline.

Consolidated operating revenues declined $9.5 million in fiscal year 2007 in comparison to operating revenues recorded in fiscal year 2006. This decline is primarily the result of reductions in directory revenues in the Wireline segment and the expiration of a customer contract on March 31, 2007 in the Systems Integration segment. These revenue reductions were partially offset by other revenue increases in the Wireline segment that I will discuss in more detail in the next slide.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

While revenues declined in 2007, total operating expenses were lower by $11.6 million in 2007 compared to 2006, resulting in increases in both adjusted EBITDA and operating income. Total operating expenses declined during 2007 primarily due to reductions in directory expense and depreciation expense. These reductions were partially offset by an increase in goodwill and intangible asset impairments of $3.3 million recorded in operating expenses.

Net income increased by approximately $3.9 million in 2007 as a result of a $2.1 million increase in operating income, a $2.6 million increase in income recorded from the collection of a note receivable that had been fully reserved since the time of its receipt in 2003, the loss from discontinued operations in 2006 of $1.5 million from having sold our Voice Systems Business in September 2006, offset by an increase in income taxes in 2007 of $3.8 million.

Slide 26: Historical Financial Summary - Wireline Segment

The next slide shows operating revenues, adjusted EBITDA and operating income for the Wireline segment. Note that segment information does not include net income because we do not allocate income taxes and interest among the segments.

Operating revenues decreased by approximately $8.2 million in 2007 from revenues in 2006. The reduction is the net result of several increases and decreases in revenues, most notably a reduction in directory revenues of $10.3 million, a reduction in network access revenues of $2.3 million and a reduction in long distance revenues of $0.7 million, partially offset by increases in communication services revenues of $3.9 million and local telephone service revenues of $1.2 million. Directory revenues declined as the result of the terms of a three-year agreement for the publication of three of our four directories under which the responsibility for publication and distribution of the directory and the related financial risks became the responsibility of the publisher. This agreement commenced in the fourth quarter of 2006 for two of our directories and in the first quarter of 2007 for a third directory and resulted in the company recording only the annual fee for access to our customers as directory revenue for those three directories.

Adjusted EBITDA increased slightly, while operating income increased more significantly in 2007 compared to 2006, mostly as a result of a reduction in depreciation expense of approximately $5.3 million due to a revision in July 2007 in the estimated useful lives of certain fixed assets in one of our regulated telephone properties and to certain fixed assets becoming fully depreciated in the first six months of 2007. Directory expenses also declined as a result of the terms of the contract mentioned previously.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Slide 27: Historical Financial Summary - Systems Integration Segment

The Systems Integration segment of the business shows a decline in operating revenues and an increase in its operating loss in 2007 compared to 2006, however the segment managed to increase its adjusted EBITDA during the same period. The reason for the decline in operating revenues was the expiration of a contract with a retail services customer on March 31, 2007. Total operating expenses declined slightly in fiscal year 2007 from 2006 due to the reductions in depreciation and amortization expense and other operating expenses totaling $3.4 million, offset almost entirely by an increase in non cash goodwill and intangible asset impairments of approximately $3.3 million. The goodwill and intangible asset impairments are added back to operating income when calculating adjusted EBITDA, which explains why adjusted EBITDA increased in 2007 compared to 2006 while operating income declined during the same period.

Slide 28: Historical Financial Summary - Capital Expenditures

This slide shows our capital expenditures over the past three years. You will note that almost two-thirds of our capital expenditures in each year are in the Network and Outside Plant categories, consistent with the Company’s strategic priorities of continuing to invest in our network in order to be able to capture the broadband connection to the customer and increasing the number of on-net customers that we can serve in our CLEC markets. Additionally, as you look at the three years, you can see that approximately one-fifth to one-quarter of the total capital expenditures occur in Information Technology, which, as Jim mentioned, has allowed us to increase our productivity and manage the number of employees that we need.

Slide 29: Selected Uses of Cash

This slide shows selected uses of cash during the past three years. The cash payments that we made for our capital program declined in 2007 from 2006 by approximately $2.5 million, however the majority of the decline was due to timing of invoice payments. At the end of 2007, there was an additional $1.7 million in capital purchases in accounts payable compared to the amount in accounts payable at year-end 2006. These amounts were paid in early 2008. Interest payments declined slightly in 2007 due to the combination of a reduction in the amount of long-term debt outstanding throughout the year, partially offset by higher interest rates that prevailed during 2007 as compared to 2006.

D&E Communications, Inc.

Annual Shareholders’ Meeting

April 24, 2008

Regarding the long term debt outstanding, principal payments that we made on our long-term debt increased to $13.1 million in 2007 from $10.1 million in 2006, mainly due to $6.0 million in voluntary prepayments that were made in 2007 compared to $1.5 million in prepayments in 2006. There was a decrease in the income taxes paid in 2007, mainly due to making the final estimated federal tax payment for tax year 2005 in March 2006. Cash dividends remained fairly consistent in 2007 compared to 2006.

Slide 30: Reconciliation of Adjusted EBITDA to Net Income

This slide reconciles Adjusted EBITDA to net income for each of the years 2005, 2006 and 2007 as required by SEC Regulation G. You will note that each reconciling item is a line item on D&E’s Consolidated Statement of Operations.

That concludes my financial report. At this point, I will turn it back to Jim for some special presentations.

Slide 31: 2007 Delivering Excellence Award Winners

Slide 32 - 37: Award Slides (Pictures of Employee Award Winners)

Presentation of awards to award winners by Jim Morozzi

Slide 38: Questions